Exhibit 16.0
                      To The Form 8-K Dated March 17, 1999
                         of I-Tech Holdings Group, Inc.




                         KISH, LEAKE & ASSOCIATES, P.C.
                        7901 E. BELLEVIEW AVE., SUITE 220
                            ENGLEWOOD, COLORADO 80111
                                  303.779.5006
                                FAX 303.779.5724





March 17, 1999



Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stock 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549


We would like to inform you that we have read the disclosures provided by I-Tech Holdings Group, Inc., (Comm. Number 0-23687) in its filing of form 8-K dated March 17, 1999 and that there are no disagreements regarding the statements made under Item 4-Changes in Registrant's Certifying Accountant.

Sincerely,


s/Kish, Leake & Assoc., P.C.
-------------------------------
Kish, Leake & Associates, P.C.